Exhibit 99.5
NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated balance sheet as of September 30, 2014 is presented as if NorthStar Asset Management Group Inc. (the “Company”) acquired an approximate 47% interest in American Healthcare Investors LLC (“AHI”). AHI is a healthcare focused real estate investment management firm with over 60 real estate professionals. AHI co-sponsored and advised Griffin-American Healthcare REIT II, Inc. (“GAHR II”), a non-traded healthcare focused real estate investment trust (“REIT”) that completed its offering in October 2014. In addition, AHI co-sponsors and advises Griffin-American Healthcare REIT III, Inc., which is currently raising capital for a $1.9 billion non-traded healthcare focused REIT.

The following unaudited pro forma combined consolidated statement of operations for the nine months ended September 30, 2014 and year ended December 31, 2013 are presented as if the following occurred on January 1, 2013: (i) the Company acquired its equity investment in AHI; and (ii) the spin-off of the Company from NorthStar Realty. The historical nine months ended September 30, 2014 includes: (i) the Company’s results of operations for the three months ended September 30, 2014 which represents the activity following the spin-off of NorthStar Realty’s historical asset management business on June 30, 2014 and (ii) the Company’s results of operations for the six months ended June 30, 2014, which represents a carve-out of revenues and expenses attributable to the Company. The historical year ended December 31, 2013 represents a carve-out of revenues and expenses attributable to the Company. These expenses include an allocation of indirect expenses from NorthStar Realty, including salaries, equity-based compensation and other general and administrative expenses (primarily occupancy and other cost) based on an estimate had NorthStar Realty’s historical asset management business been run as an independent entity. This allocation method was principally based on relative headcount and management’s knowledge of NorthStar Realty’s operations.

The unaudited pro forma combined consolidated financial information should be read in conjunction with the historical combined consolidated financial statements and notes thereto included in the Company’s Registration Statement on Form 10, as amended and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and are not necessarily indicative of what the actual financial position or results of operations would have been had the Company completed the transaction as of the beginning of the period presented, nor is it necessarily indicative of future results. In the opinion of the Company’s management, the pro forma condensed consolidated financial statements include all significant necessary adjustments that can be factually supported to reflect the effects of the acquisition.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014
(Dollars in Thousands, Except Share and Per Share Data)

	Historical (1)	NSAM Spin Adjustment		AHI Adjustment		Pro Forma
Revenues
Asset management and other fees, related parties	$78,300	$63,436	(2)	$—		$141,736
Selling commission and dealer manager fees, related parties	61,010	—		—		61,010
Other income	699	—		—		699
Total revenues	140,009	63,436		—		203,445
Expenses
Commission expense	57,389	—		—		57,389
Transaction costs	24,476	(24,476)	(3)	—		—
Other expense	793	—		450	(6)	1,243
General and administrative expenses
Salaries and related expense	21,994	15,207	(4)	—		37,201
Equity-based compensation expense	30,286	5,758	(5)	—		36,044
Other general and administrative expenses	10,792	6,101	(4)	—		16,893
Total general and administrative expenses	63,072	27,066		—		90,138
Total expenses	145,730	2,590		450		148,770
Income (loss) from operations	(5,721)	60,846		(450)		54,675
Equity in earnings (losses) of unconsolidated venture	—	—		4,518	(7)	4,518
Income (loss) before income taxes	(5,721)	60,846		4,068		59,193
Income tax (expense) benefit	(6,087)	(12,169)	(9)	(1,709)	(8)	(19,965)
Net income (loss)	$(11,808)	$48,677		$2,359		$39,228
Earnings per share:
Basic	$(0.06)					$0.21
Dilutive	$(0.06)					$0.20
Weighted average number of shares:
Basic	188,609,446					189,565,975	(10)
Dilutive	188,609,446					194,698,646	(10)

See accompanying notes to unaudited pro forma combined consolidated financial statements.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(Dollars in Thousands, Except Share and Per Share Data)

	Historical (1)	NSAM Spin Adjustment		AHI Adjustment		Pro Forma
Revenues
Asset management and other fees, related parties	$26,633	$100,681	(2)	$—		$127,314
Selling commission and dealer manager fees, related parties	62,572	—		—		62,572
Other income	733	—		—		733
Total revenues	89,938	100,681		—		190,619
Expenses
Commission expense	57,325	—		—		57,325
Transaction costs	1,590	(1,590)	(3)	—		—
Other expense	145	—		600	(6)	745
General and administrative expenses						—
Salaries and related expense	21,364	14,992	(4)	—		36,356
Equity-based compensation expense	5,157	3,324	(5)	—		8,481
Other general and administrative expenses	6,352	11,055	(4)	—		17,407
Total general and administrative expenses	32,873	29,371		—		62,244
Total expenses	91,933	27,781		600		120,314
Income (loss) from operations	(1,995)	72,900		(600)		70,305
Equity in earnings (losses) of unconsolidated venture	—	—		14,905	(7)	14,905
Income (loss) before income taxes	(1,995)	72,900		14,305		85,210
Income tax (expense) benefit	—	(14,580)	(9)	(6,008)	(8)	(20,588)
Net income (loss)	$(1,995)	$58,320		$8,297		$64,622
Earnings per share:
Basic						$0.34
Dilutive						$0.34
Weighted average number of shares:
Basic						190,055,395	(10)
Dilutive						191,441,806	(10)

See accompanying notes to unaudited pro forma combined consolidated financial statements.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(Dollars in Thousands)

	Historical (11)	Pro Forma Adjustments		Pro Forma
Assets
Cash	$105,019	$(41,112)	(7)	$63,907
Restricted cash	3,132	—		3,132
Receivables, related parties	77,973	—		77,973
Investment in unconsolidated ventures	3,926	51,112	(7)	55,038
Other assets	12,065	—		12,065
Total assets	$202,115	$10,000		$212,115
Liabilities
Accounts payable and accrued expenses	$34,060	$—		$34,060
Total liabilities	34,060	—		34,060
Commitments and contingencies
Equity
NorthStar Asset Management Group Inc. Stockholders’ Equity
Preferred stock	—	—		—
Common stock	1,886	5	(7)	1,891
Additional paid-in capital	255,107	9,995	(7)	265,102
Retained earnings (accumulated deficit)	(88,938)	—		(88,938)
Total equity	168,055	10,000		178,055
Total liabilities and equity	$202,115	$10,000		$212,115

See accompanying notes to unaudited pro forma combined consolidated financial statements.

NORTHSTAR ASSET MANAGEMENT GROUP INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS

(1)	Represents the Company’s combined consolidated statement of operations for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively.

(2)
Represents an adjustment to add the estimated NorthStar Realty management fee income of $63.4 million and $100.7 million for the nine months ended September 30, 2014 and year ended December 31, 2013, respectively. The computation for the pro forma adjustment related to the base management fee from NorthStar Realty is summarized as follows (dollars in thousands):

	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Base Management fee	$75,000	$100,000
Add:(i)
Common and preferred equity raised (ii)	11,842	374
Equity issued from exchangeable senior notes (iii)	5,624	6
RXR Realty asset management business (iv)	7,500	301
Aerium Investment (iv)	2,833	—
Less:
Management fee incurred (v)	(39,363)	—
Total pro forma management fee (vi)	$63,436	$100,681
_____________________________

(i)	Amounts are prorated based on number of days outstanding for the respective item through September 30, 2014 and December 31, 2013, respectively.

(ii)
Represents 1.5% per annum of the net proceeds of all common equity and preferred equity issued by NorthStar Realty after December 10, 2013 through September 30, 2014 and December 31, 2013, respectively. NorthStar Realty raised net proceeds in common equity of $649.3 million on December 17, 2013 and net proceeds in common and preferred equity of $1.03 billion through September 30, 2014.

(iii)
Represents 1.5% per annum of NorthStar Realty equity issued in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance. From December 2013, an aggregate 23.0 million shares (adjusted for the reverse split effected on June 30, 2014) of common stock were issued in connection with the conversion of $383.2 million of NorthStar Realty's exchangeable senior notes. Also represents 1.5% per annum of NorthStar Realty equity issued in connection with certain transactions.

(iv)
Represents the annual base management fee related to RXR Realty LLC’s asset management business and the Aerium Investment. The fee was calculated based on $10 million per annum from the date NorthStar Realty entered into each agreement.

(v)
Represents the management fee earned for the three months ended September 30, 2014 included in the Company's unaudited combined consolidated statement of operations for the nine months ended September 30, 2014.

(vi)	Based on adjusted pro forma CAD per share, the Company would not have met the necessary hurdle to receive any incentive fee for the periods presented.

(3)
Transaction costs related to the spin-off include legal, accounting, tax and other professional services and relocation and start-up costs and are not included as part of the pro forma statement of operations.

(4)
Salaries and related expense is based on an estimate of employees that would have been employed at the Company. Most of NorthStar Realty’s employees at the time of the spin-off became employees of the Company except for executive officers, employees engaged in NorthStar Realty’s loan origination business at the time of the spin-off and certain other employees that became co-employees of both the Company and NorthStar Realty. The Company allocated general and administrative expenses, including operating expenses such as corporate overhead, based on the expectation that the Company's general and administrative expenses represented approximately 80% of the aggregate general and administrative expenses of NorthStar Realty and the Company post spin.

(5)
For the nine months ended September 30, 2014, equity-based compensation represents 50% of NorthStar Realty's equity-based compensation expense for the six months ended June 30, 2014 excluding grants under the NorthStar Asset Management Group Inc. 2014 Omnibus Stock Incentive Plan and the Company's equity-based compensation expense for the nine months ended September 30, 2014. For the year ended December 31, 2013, equity-based compensation represents 50% of NorthStar Realty's equity-based compensation expense.

(6)
Represents the base management fee of $50,000 per month the Company will pay AHI for providing certain asset management, property management and other services to the Company to assist in managing the existing healthcare assets.

(7)
Represents equity in earnings of AHI's net income for the nine months ended September 30, 2014 and year ended December 31, 2013 of $9.2 million and $31.3 million, respectively. The Company acquired an approximate 47% ownership interest in AHI for $37.5 million in cash, plus closing costs, and $20.0 million of the Company’s common stock subject to certain lock-up and vesting restrictions ($10.0 million of the Company's common stock vested immediately). In addition, upon the achievement of certain performance based metrics over a five-year period, the Company could be required to issue up to an additional $15 million of Company common stock.

(8)	Represents the income tax provision related to the income earned from acquisition of interest in AHI at the effective U.S. tax rate of 42%.

(9)
The Company operates internationally and domestically through multiple operating subsidiaries. Each of the jurisdictions in which the Company operates has its own tax law and tax rate, where the tax rate outside the United States may be lower than the U.S. federal statutory income tax rate. The estimate effective tax rate on operations is approximately 20%.

(10)
The weighted average shares used to compute basic and diluted earnings per share includes the 956,462 shares the Company granted to AHI in connection with the acquisition. To compute basic and diluted earnings per share, the Company used the weighted average basic and diluted shares outstanding for the nine months ended September 30, 2014 and year ended December 31, 2013, adjusted for the AHI shares and any dilutive securities.

(11)	Represents the Company’s combined consolidated balance sheet as of September 30, 2014.